Exhibit 2.1

EXECUTION VERSION

AMENDMENT NO. 2 TO THE BUSINESS COMBINATION AGREEMENT

This AMENDMENT NO. 2 TO THE BUSINESS COMBINATION AGREEMENT, dated as of August 26, 2024 (this “Amendment”), is entered into by and among (i) Slam Corp., a Cayman Islands exempted company (“SLAM”), (ii) Lynk Global Holdings, Inc., a Delaware corporation (“Topco”), (iii) Lynk Merger Sub 1, LLC, a Delaware limited liability company (“Merger Sub 1”), (iv) Lynk Merger Sub 2, LLC, a Delaware limited liability company (“Merger Sub 2,” and together with Merger Sub 1, the “Merger Subs”), (v) Slam Sponsor, LLC, a Cayman Islands limited liability company (the “Sponsor”), and (vi) Lynk Global, Inc., a Delaware corporation (the “Company,” and together with Topco and the Merger Subs, the “Company Parties”). SLAM, Topco, Merger Sub 1, Merger Sub 2, the Sponsor and the Company shall be referred to herein from time to time collectively as the “Parties”.

WHEREAS, the Parties previously entered into that certain Business Combination Agreement, dated as of February 4, 2024 (as amended to date, the “BCA”).

WHEREAS, the BCA was amended effective June 10, 2024 pursuant to Amendment No. 1 to the Business Combination Agreement and the Parties desire to further amend the BCA pursuant to Section 10.3 of the BCA as provided herein.

NOW, THEREFORE, in consideration of the premises and the mutual agreements and covenants hereinafter set forth, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

1.	Definitions. Capitalized terms used but not defined in this Amendment shall have the meanings ascribed to them in the BCA.

2.	Amendment to Section 9.1(d) of the BCA. The reference to “August 31, 2024” in Section 9.1(d) of the BCA is hereby amended and replaced with “December 25, 2024”.

3.	Miscellaneous.

(a) This Amendment may be executed in one or more counterparts, all of which shall be considered one and the same instrument, and shall become effective when one or more such counterparts have been signed by each of the Parties and delivered to the other Parties. Facsimile or electronic mail transmission of counterpart signatures to this Amendment shall be acceptable and binding.

(b) Except to the extent specifically amended, modified or supplemented by this Amendment, the BCA remains unchanged and in full force and effect and this Amendment will be governed by and subject to the terms of the BCA, as amended by this Amendment. From and after the date of this Amendment, each reference in the BCA to “this Agreement,” “hereof,” “hereunder” or words of like import, and all references to the BCA in any and all agreements, instruments, documents, notes, certificates and other writings of every kind of nature (other than in this Amendment or as otherwise expressly provided) will be deemed to mean the BCA, as amended by this Amendment, whether or not this Amendment is expressly referenced. Sections 10.2 (Entire Agreement; Assignment), 10.3 (Amendment), 10.4 (Notices), 10.5 (Governing Law), 10.7 (Construction; Interpretation), 10.9 (Parties in Interest), 10.10 (Severability), 10.14 (Extension; Waiver), 10.15 (Waiver of Jury Trial), 10.16 (Submission to Jurisdiction), and 10.17 (Remedies) of the BCA are incorporated in this Amendment by reference and shall apply to this Amendment mutatis mutandis.

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IN WITNESS WHEREOF, each of the Parties has duly executed this Amendment on its behalf as of the date first written above.

SLAM:

SLAM CORP.

By:	/s/ Alexander Rodriguez
	Name:	Alexander Rodriguez
	Title:	Chief Executive Officer

SPONSOR:

SLAM SPONSOR, LLC

By:	/s/ Himanshu Gulati
	Name:	Himanshu Gulati
	Title:	Authorized Signatory

[Signature Page to Amendment No. 2 to the Business Combination Agreement]

IN WITNESS WHEREOF, each of the Parties has duly executed this Amendment on its behalf as of the date first written above.

TOPCO:

LYNK GLOBAL HOLDINGS, INC.

By:	/s/ Tyghe Speidel
	Name:	Tyghe Speidel
	Title:	Chief Technology Officer and Treasuer

COMPANY:

LYNK GLOBAL, INC.

By:	/s/ Daniel Dooley
	Name:	Daniel Dooley
	Title:	Chief Executive Officer

MERGER SUB 1:

LYNK MERGER SUB 1, LLC

By:	/s/ Daniel Dooley
	Name:	Daniel Dooley
	Title:	Chief Executive Officer, Lynk Global, Inc.

MERGER SUB 2:

LYNK MERGER SUB 2, LLC

By:	/s/ Daniel Dooley
	Name:	Daniel Dooley
	Title:	Chief Executive Officer, Lynk Global, Inc.

[Signature Page to Amendment No. 2 to the Business Combination Agreement]

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